Exhibit 10.91a

Certain confidential information contained in this document, marked by brackets and the word "REDACTED" ([REDACTED]), has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as Amended.

Amendment No. 1 to
Xenogen License Agreement For Real-Time In Vivo Imaging Technology

This First Amendment to the Xenogen License Agreement For Real-Time In Vivo Imaging Technology, effective November 20, 2004 (the "Agreement”), by and between Xenogen Corporation, with offices at 860 Atlantic Avenue, Alameda, California 94501 (“Xenogen”) and Gene Logic, Inc., a corporation with a principal place of business at 610 Professional Drive, Gaithersburg, Maryland 20879 (“GL”) is effective as of the 19th day of November, 2005 (the "First Amendment Effective Date").

W I T N E S S E T H:

The Parties desire to amend the Agreement in certain respects upon the terms and conditions set forth below. In consideration of the foregoing premises and the mutual covenants set forth below, the Parties do hereby amend the Agreement and otherwise agree as follows:

1. Effect: Provided that both Parties execute this First Amendment not later than November 23, 2005, this First Amendment shall be effective for all purposes as of the First Amendment Effective Date, and except as otherwise expressly modified by this First Amendment, the Agreement shall remain in full force and effect in accordance with its terms. All terms and capitalized words used in this First Amendment not otherwise defined herein shall have the same meaning for such terms as set forth in the Agreement.

2. Additional System Purchase: Pursuant to Sections 2.1(b) and 3.5(a) of the Agreement, GL hereby purchases an Additional System from Xenogen for a purchase price of [REDACTED] dollars ($[REDACTED]) plus shipping and insurance charges. Xenogen will deliver and install the Additional System prior to December 31, 2005.

3. Amendment to Section 3.3 - Bioware: Section 3.3 of the Agreement is hereby amended by replacing subsection (c) as follows:

"(c) Consideration. During the Term, Bioware cell lines and bacterial strains will be priced at a non-refundable initial fee of [REDACTED] dollars ($[REDACTED]) per cell line or strain, with a non-refundable annual renewal fee of [REDACTED] dollars ($[REDACTED]) per cell line or strain. Xenogen will invoice Licensee for Bioware requested by Licensee upon shipment and annually thereafter. After Licensee has made the foregoing annual payments for Bioware for [REDACTED] years, Licensee will have a fully paid-up, non-exclusive, non-transferable license to such LPTA Model line.“

4. Amendment to Section 3.4 - LPTA® Animal Models: Section 3.4 of the Agreement is hereby amended by replacing

“During the Term, LPTA Models will be priced at a non-refundable fee of [REDACTED] dollars ($[REDACTED]) per animal (minimum quantity of twenty animals), or, for breeding pairs, a non-refundable initial fee of [REDACTED] dollars ($[REDACTED]) per line, with a non-refundable annual renewal fee of [REDACTED] dollars ($[REDACTED]) per line. As long as Licensee maintains its access rights to at least one such line during the Term, then breeding pairs for subsequent lines will be priced at a non-refundable initial fee of [REDACTED] dollars ($[REDACTED]) per line, with a non-refundable annual renewal fee of [REDACTED] dollars ($[REDACTED]) per line”
with
“During the Term, LPTA Models will be priced at a non-refundable fee of [REDACTED] dollars ($[REDACTED]) per animal (minimum quantity of twenty animals), or breeding pairs will be priced at a non-refundable initial fee of [REDACTED] dollars ($[REDACTED]) per line, with a non-refundable annual renewal fee of [REDACTED] dollars ($[REDACTED]) per line. After Licensee has made the foregoing annual payments for an LPTA Model line for [REDACTED] years, Licensee will have a fully paid-up, non-exclusive, non-transferable license to such LPTA Model line.“

5. Amendment to Section 3.5 - Payments: Section 3.5(a) of the Agreement is hereby amended by replacing “first Additional System ordered within the first twelve (12) months of the Term, the price shall be the lesser of $[REDACTED] or Xenogen’s then current list price” with “first Additional System ordered within the first twelve (12) months of the Term, the price shall be the lesser of $[REDACTED] or Xenogen’s then current list price, and for the second Additional System ordered before the first anniversary of the First Amendment Effective Date, the price shall be the lesser of $[REDACTED] or Xenogen’s then current list price”.

5. Amendment to Section 3.5 - Payments: Section 3.5 of the Agreement is hereby amended by replacing subsection (b) as follows:

“(b) Technology License Fee. Beginning on the Amendment Effective Date, in addition to the purchase price set forth in Section 3.5(a), for each Imaging System purchased by Licensee hereunder, Licensee shall pay a non-refundable, non-creditable, annual technology license fee of [REDACTED] dollars ($[REDACTED]) to practice the Xenogen Imaging Technology in the Field with the Imaging System for the first year of the Term and [REDACTED] dollars ($[REDACTED]) annually to practice the Xenogen Imaging Technology in the Field with each Imaging System for each year of the Term thereafter (e.g., for the Imaging System and an Additional System, an aggregate annual fee of $[REDACTED]); provided however, that if the patents included in the Xenogen Imaging Technology are declared invalid or unenforceable as they relate to the Imaging System in a final judicial or administrative opinion from which no appeal can be taken, such fee shall no longer apply. Annual license fees for each Authorized Site shall be capped at [REDACTED] dollars ($[REDACTED]).”

6. Amendment to Section 8.1 - Term: Section 8.1 of the Agreement is hereby amended by replacing “will expire three (3) years after the System Installation Date (the “Term”)” with “will expire three (3) years after the Installation Date of the most recent Additional System (the “Term”).”

7. Governing Law. This First Amendment shall be governed by, interpreted and construed in accordance with the laws of the State of California, without regard to conflicts of law principles.

8. Counterparts. This First Amendment may be executed in counterparts, each of which shall be deemed to be an original and together shall be deemed to be one and the same document.

IN WITNESS WHEREOF, the Parties hereby execute this First Amendment by their respective duly authorized representatives as of the First Amendment Effective Date.

XENOGEN CORPORATION	GENE LOGIC INC.

Signature	Signature

Name	Name

Title	Title